UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): January 27, 2021 (January 21, 2021)

NATIONAL HEALTH INVESTORS INC
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

e. Compensatory Arrangements of Certain Officers

Incentive bonuses

On January 21, 2021, the Compensation Committee approved the payment of incentive bonuses for 2020 results.

Named Executive Officer	2020 Bonus
Eric Mendelsohn	$700,000
John Spaid	$275,000
Kristin S. Gaines	$330,000
Kevin Pascoe	$375,000
David Travis	$100,000

Equity Grant

On January 21, 2021, the Compensation Committee approved the following stock option grants for its named executive officers:

Named Executive Officer	Option Grant
Eric Mendelsohn	125,000
John Spaid	55,000
Kristi Gaines	55,000
Kevin Pascoe	55,000
David Travis	35,000

The exercise price for each of the options will be the closing price of NHI’s common stock on the third business day following the release of the Company’s 2020 financial results. All of the options granted will vest 1/3 on the date of grant and 1/3 on each of the first and second anniversary of the date of grant.

2021 Base Salaries

On January 21, 2021, the Compensation Committee approved 2021 base salaries for the named executive officers.

Named Executive Officer	2021 Base Salary
Eric Mendelsohn	$397,838
John Spaid	$300,000
Kristin S. Gaines	$191,227
Kevin Pascoe	$224,008
David Travis	$206,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ John L. Spaid
Name:    John L. Spaid
Title:    Principal Financial Officer

Date:    January 27, 2021